Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation to Report a Loss for Q3

MINNEAPOLIS — October 22, 2012 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, announced today that preliminary results for the third quarter ended September 29, 2012, indicate the company will report an operating loss of approximately $600,000 primarily due to unanticipated project-related charges and bad debt write-offs.

Revenue for the third quarter is projected to be approximately $26.5M.

The Company is scheduled to release full third quarter results on Thursday, November 1, 2012, following the close of the market. A teleconference has been scheduled to discuss the financial results on Friday, November 2, 2012, at 10 a.m. CT.

Participants may access the call by dialing 888.428.9473, or 719.457.2085 for international callers, and entering the conference ID number 7401829. Interested parties can hear a replay of the call from 1 p.m. CT on November 2, 2012, to 10:59 p.m. CT on November 9, 2012, by calling 888.203.1112, or 719.457.0820 for international callers, and using access code 7401829. Audio of the conference call can also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the call.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

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